PURCHASE AND PRICE AGREEMENT

         THIS AGREEMENT is entered into by and between Chronimed, Inc. ("Seller"), having its principal place of business at 10900 Red Circle Drive, Minnetonka, Minnesota 55343 and XXXX ("Buyer"), whose mailing address is XXXX.

This Agreement sets forth the terms and conditions for the sale of the products set forth in the attached price list by Seller and the purchase of the Products by Buyer.

1. Exclusive Purchase Terms. During the term of this Agreement, Buyer agrees to use Seller as its dual source provider of blood glucose meters and lancets according to the terms of this Agreement. Buyer shall purchase such quantities of the Products as it desires by issuing individual purchase orders to Seller as authorization to ship Products.

To continue receiving the pricing provided in this Agreement, Buyer must continue to purchase a minimum of $XXX of Chronimed Products each quarter during the period of this contract. Buyer's purchase orders shall specify the products ordered, the quantity, purchase price, destination and method of shipment, in accordance with the terms of this Agreement.

Purchase orders are subject to written acceptance by the Seller according to the terms of this Agreement. No term or condition stated in the purchase order shall add to, modify or otherwise alter the terms and conditions of this Agreement. Nothing contained in this Agreement shall restrict Buyer's ability to resell the Products.

         2. Payment Terms. Payment terms for all Products ordered under this Agreement shall be XX/ Net 30 days. Late payments will be assessed a late charge of one and one-half percent per month (or the maximum amount allowed by law, if less), commencing on the date due on the outstanding balance until paid in full.

         3. Shipping Terms. All purchases shall be FOB Destination for the Buyer's distribution centers in the continental United States. Buyer shall not require the Seller to engage in any drop shipments of the Products. Shipments shall be made by regular courier unless Buyer, in writing, so requests special delivery in which case Buyer shall be responsible for the costs of such special delivery.

         4. Term of Agreement. This Agreement shall terminate on XXX unless sooner terminated in accordance with the terms hereof or by the mutual written consent of the parties (the "Term").

         5. Product Delivery. Seller agrees to deliver the Products specified in Buyer's purchase orders to Buyer's distribution centers within seven (7) working days after receipt of the purchase order. Seller's consistent failure to make delivery to Buyer within seven working days releases Buyer from any acceptance of such delivery and Buyer may purchase replacements for such Products from another source.


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         6. Pricing. During the term of this Agreement, the Products shall be sold to Buyer at the prices listed on the attachment, hereto, subject to Buyer meeting the minimum purchase requirements listed in paragraph one above. Seller's invoice to Buyer shall accurately list prices for such order in accordance with the terms of this Agreement.

         7. Seller's Representations. During the Term of this Agreement, Seller agrees to perform the following activities:

         (a) Seller will provide XXXXXXXXXX Meters to only the Buyer's long term care facility customers. XXXXXXXXXXXX meters will be delivered to the facilities by the Chronimed representative on the day of the in-service. Special drop-shipments need to be approved by the Chronimed customer service supervisor.

         (b) XXXXXXXXXXXXXXX. Meter conversions or upgrades must be approved through a Chronimed representative or manager.

         (c) Seller will provide meter training for each facility or agency serviced by Buyer prior to the implementation of either blood glucose meter.

         (d) Seller will participate with the Buyer's XXXXXXXXX Program. Buyer will continue to maintain existing sales levels and convert other systems customers to Seller's products.

         (e) Seller will participate in the XXXXXXXXX Program. Percentage pay-out will be determined by the growth over base from the previous year.

         (f) Seller shall provide and maintain a toll free number at its customer.

         (g) Seller shall provide Buyer with existing product information for marketing purposes and Product samples for evaluation purposes in reasonable quantities at no charge to Buyer and their representatives.

         8. Buyer's Representations. During the Term of this Agreement, Buyer agrees to perform the following activities:

         (a) Buyer will be issued a item number for ALL Chronimed products. Chronimed will receive preferred costing during the first six months of this agreement.

         (b) Buyer will provide Seller a current listing of territory representatives and managers.

         (c) Buyer will provide monthly sales tracing reports for both systems customers ("XX") and other non-system customers.

         (d) Buyer will promote Chronimed products through monthly mailers, product catalogs, Hot Links, Ad Banners to XXXX, internal promotions and training meetings.


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         (e) Buyer and its affiliates (including all employees and agents thereof) shall not re-label, modify, combine or in any other manner tamper with any of the Products without the express written consent of Seller.

         9. Product Quality and Warranties. Seller warrants that it has good title to the Products sold to Buyer and the Products are free and clear from all liens and encumbrances. No substitution of Products may be made by Seller without the express written consent of Buyer. Seller warrants that the Products are free from defects in material and workmanship at the time of shipment from Seller's facility. Seller further warrants that the Products will, as of the date of shipment by Seller, be properly manufactured, processed, blended, branded and labeled within the meaning of the federal Food, Drug and Cosmetic Act, and therefore may be introduced into interstate commerce. Seller's obligations under this limited warranty are limited to replacement of the Product. Buyer must notify Seller within 30 days of physical receipt of the Product of nonconformance with this limited warranty. Seller shall pay any and all freight or shipping charges actually incurred by Buyer for return of incorrect shipments or Product received in a damaged condition by Buyer. As an alternative to replacement, Seller may, in its sole discretion, refund the invoice cost of the returned Product.

THE FOREGOING SHALL BE THE SOLE AND EXCLUSIVE REMEDY WHETHER IN CONTRACT, TORT OR OTHERWISE. THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EXCEPT AS SPECIFICALLY SET FORTH HEREIN.

         10. Purchase Commitments. This is a requirements contract and, as such, there are no purchase commitments in this Agreement. Buyer reserves the right to increase, decrease or maintain its purchase levels of the Products as needed. As specified in paragraph one hereof, if Buyer does not meet certain purchase levels, Seller has the option to renegotiate the pricing levels or to terminate this Agreement.

         11. Return of Goods. The Buyer may, in its sole discretion, return any Products to Seller. If the Product returned is undamaged, in its original unopened container and has more than three months of shelf life remaining when received by Seller, Seller will refund 100 % of the purchase price of the Product, less actual shipping costs and a standard restocking fee, to Buyer. If the Product returned has less than three months of shelf life remaining, no refund will be given to Buyer. Buyer may destroy expired Products after an authorization is received from Seller.

         12. Confidentiality. Seller and Buyer agree to execute a separate confidentiality agreement governing the exchange of confidential information during the Term of this Agreement.

         13. Insurance. During the Term of this Agreement, Seller shall, at its own expense, maintain comprehensive general liability insurance in the minimum amount of


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$1,000,000 per occurrence for bodily injury and property damage. Said insurance policy shall include an endorsement naming Buyer as an additional insured under the policy. Within ten (10) working days after execution of this Agreement, Seller shall furnish to Buyer a certificate of insurance evidencing such coverage. (see XXXX Vendor Manual)

         14. Indemnity. Seller shall indemnify and hold harmless Buyer, its successors, assigns, directors, officers, agents, employees, parent and affiliate corporations and their directors, officers, agents and employees, from and against any and all losses, damages or expenses, including court costs and reasonable attorneys' fees, resulting from or arising out of any breach of representation, warranty, covenant or obligation of Seller contained in this Agreement. Buyer shall indemnify and hold harmless Seller, its successors, assigns, directors, officers, agents and employees, from and against any and all losses, damages or expenses, including court costs and reasonable attorneys' fees, resulting from or arising out of any breach of representation, warranty, covenant or obligation of Buyer contained in this Agreement. In the event that any demand or claim is made or suit is commenced against an indemnified party, the indemnified party shall give prompt written notice to the indemnifying party and the indemnifying party shall have the right to compromise such claim to the extent of its own interest and shall undertake the defense of any such suit. If any loss, damage, death or injury ("Damages") is caused by the negligence, act, omission or willful misconduct of both Buyer and Seller, the apportionment of the Damages shall be shared by the parties based upon the comparative degree of each party's fault.


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         15. Termination. Either party may terminate this Agreement immediately and cancel any purchase orders hereunder if the other party (a) assigns this Agreement or any of its rights hereunder without the prior written consent of the other party and in violation of this Agreement, (b) makes an assignment for the benefit of creditors, or a receiver, trustee in bankruptcy or similar officer is appointed to take charge of all or part of its property, (c) is adjudged a bankrupt, or (d) breaches any term of this Agreement and such breach is not remedied within twenty (20) days after written notice thereof has been given to the breaching party. Furthermore, Seller may terminate this Agreement immediately upon notice to Buyer if Buyer does not purchase a minimum of $1,000,000 of Product at the end of any quarter during the term of this agreement. Upon termination of this Agreement in accordance with its terms, the rights of each party hereunder shall terminate. Any such termination, however, shall not release Seller or Buyer from obligations arising under this Agreement prior to the effective date of termination.

         16. Limitation of Liability. Neither Buyer nor Seller shall be liable to the other for any indirect, incidental, special or consequential damages, including, but not limited to, loss of profits or revenue, loss of use of any Products purchased hereunder, or cost of substituted product which arise out of the performance of or the failure to perform any obligation contained within this Agreement, including negligence in the course of such performance or failure to perform.

         17. Force Majeure. Neither party hereto shall be considered in default in performance of its obligations hereunder if performance of such obligations is prevented or delayed by acts of God or government, labor disputes, failure or delay of transportation, or by vendors or subcontractors, or any other similar cause or causes beyond its reasonable control. Time of performance of either party's obligations hereunder shall be extended by the time period reasonably necessary to overcome the effects of such force majeure occurrences.

         18. Entire Agreement. This Agreement sets forth the entire and only agreement between Buyer and Seller concerning the subject matter hereof. No provision of this Agreement can be modified or amended except by an explicit written amendment signed by both Buyer and Seller.

         19. Taxes. The charges for the products set forth in the attached pricing do not include taxes. Buyer agrees to pay any tax for which it is responsible hereunder, which may be levied on or assessed against Buyer directly, and, if any such tax is paid by Seller, to reimburse Seller therefor upon receipt by Buyer of proof or payment acceptable to Buyer. If Seller is required to pay sales or use taxes imposed with respect to this Agreement, Seller shall collect such taxes from Buyer and remit to the proper taxing authority and shall include a separate line item for said sales and use tax on the invoice to Buyer. Any other taxes imposed with respect to this Agreement shall be the responsibility of Seller.


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         20. Prior Agreements. This Agreement supersedes any and all other or prior agreements between Seller and Buyer regarding the subject matter hereof. Any prior agreement between Seller and Buyer regarding the subject matter hereof, oral or written, is void and unenforceable as of the effective date of this Agreement.

         21. Amendments. Neither this Agreement, nor any Exhibit hereto, may be amended or modified without the express written consent of Seller and Buyer. Notwithstanding anything to the contrary contained herein, pricing contains firm fixed prices and, accordingly, may not be amended to increase prices during the Term.

         22. Assignment. Neither party shall assign this Agreement in whole or in part without the prior written consent of the other party; provided, however, that either party may assign this Agreement and its rights and obligations thereunder, without prior written consent of the other party, to any successor corporation resulting from a merger or consolidation of such party. Subject to the foregoing, all the terms, conditions, covenants and agreements contained herein shall inure to the benefit of, and be binding upon, any such successor corporation and any permitted assignees of the respective parties hereto. It is further understood and agreed that consent by either party to such assignment in one instance shall not constitute consent by that party to any other assignment.

         23. Notices. Any notices or other communications required or permitted to be given or delivered under this Agreement, with the exception of invoices, shall be in writing (unless otherwise specifically provided herein), signed by or on behalf of the party giving such Notice and shall be hand-delivered or sent, postage prepaid, by Federal Express or similar overnight delivery, or by registered or certified mail, return receipt requested, addressed as follows:

If to Seller:
         Chronimed
         10900 Red Circle Drive
         Minnetonka, MN 55343
         Attn: Chris Braun, Director of National Accounts
         Steve Crees, Senior Vice President

If to Buyer:
         XXXXXXX
         XXXXXXX
         XXXXXXX

Either party may change its address set forth in this Section by giving notice to the other party in accordance with this Section.


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Notice shall be effective upon hand delivery or, if by registered or certified mail or Federal Express or similar overnight delivery, the date of receipt of rejection evidenced on the return receipt or, if no return receipt, three (3) business days from posting.

         24. Exhibits. The Exhibits attached hereto are a part of this Agreement and their terms shall supersede those of other parts of this Agreement in the event of a conflict.

         25. Governing Law: Venue. This Agreement shall be construed and all the rights, powers and liabilities of the parties hereunder shall be determined in accordance with the laws of the State of Minnesota. Jurisdiction of any suit instituted to enforce any provision of this Agreement shall be brought in Minnesota.

THIS AGREEMENT is agreed to and accepted by:

SELLER:
CHRONIMED
By: Steve Crees
Its: Senior Vice President
Date:
By: Chris Braun
Its: Director of National Accounts
Date:

BUYER:
By:
Its: Vice President of Vendor Relations
Date: